OPTION, NOTE PURCHASE AND NOTE MODIFICATION AGREEMENT FOR PURCHASE AND MODIFICATION OF CONVERTIBLE NOTES

THIS OPTION, NOTE PURCHASE, MODIFICATION AND ESCROW AGREEMENT FOR PURCHASE OF CONVERTIBLE NOTES (this “Agreement”) is made as of the 13TH day of  April, 2012, by and between AudioEye Acquisition Corp. (“AEAC”), a Nevada Corporation located at 9070 S. Rita Rd Tucson, Arizona 85747 7 (hereinafter known as “PURCHASER”) and CMGO Investors LLC, with a primary residence at 570 Lexington Avenue, New York, NY 10022 (hereinafter known as “LENDER”) and CMG Holdings Group, Inc., a Nevada Corporation located at 5601 Biscayne Boulevard, Miami Florida 33137 (hereinafter known as “BORROWER”) PURCHASER, LENDER and BORROWER shall collectively be known herein as “the Parties”.

RECITALS

A.	The LENDER made a loan to the BORROWER in the principal amount of $725,000.00 as evidenced by Note Purchase Agreement and Convertible Note dated April 1, 2010 (“Note 1”).

B.	The LENDER made a loan to the BORROWER in the principal amount of $125,000.00 as evidenced by Note Purchase Agreement and Convertible Note dated April 23, 2010 (“Note 2”).

C.	The LENDER made a loan to the BORROWER in the principal amount of $100,000.00 as evidenced by Note Purchase Agreement and Convertible Note dated June 1, 2010 (“Note 3”).

D.	The LENDER made a loan to the BORROWER in the principal amount of $50,000.00 as evidenced by a Note Purchase Agreement and Convertible Note dated June 18, 2010 (“Note 4”).

E.	The LENDER made a loan to the BORROWER in the principal amount of $75,000.00 as evidenced by a Note Purchase Agreement and Convertible Note dated June 30, 2010, (“Note 5”).

F.
As of March 1, 2012 the aggregate principal amount of the above Notes is $1,075,000.00, which has been disbursed to BORROWER in its entirety, which is due and payable along with accrued interest, penalties and fees as of the date hereof.

G.
As security for the above referenced Notes, LENDER has been granted a Security Interest in certain assets of BORROWER as described in various Uniform Commercial Code Financing Statements filed in conjunction with the Notes in question

H.
PURCHASER and BORROWER have entered into a “Master Agreement”, a copy of which is attached hereto as Exhibit A and made a part hereof, whereby PURCHASER and BORROWER have agreed that, in exchange for the share exchange and “spin out” described in said agreement, PURCHASER will arrange for the release of the obligations of BORROWER under the Notes described above by way of a novation or other form of release of such obligation (the “Release”). The Release will include a termination of any security interest on any assets of BORROWER.

I.
 In furtherance of its obligations under the Master Agreement, PURCHASER wishes to purchase the above Notes from LENDER, in their entirety, on or before the Closing Date provided for herein.  All Parties hereto acknowledge that there have been no representations, warranties  or guarantees made by any party as to the value, collectablity or condition of the Notes other than the representations herein that detail the amounts, dates and security granted under the notes and that LENDER holds and possesses the notes, free and clear of any and all liens and encumberances, and has the authority to deliver same to PURCHASER at the consumation of this transaction. Accordingly, PURCHASER agrees to purchase said Notes in their “As Is” condition subject to the further provisions of this agreement.

J.	The Parties wish to modify the maturity dates of the Notes set forth above to May 31, 2012, and provide for additional extensions of the maturity dates as may be requested by BORROWER or PUCHASER.

K.

NOW, THEREFORE, for full and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1)	The facts set forth above are true and accurate in each respect.

2)	PURHASE PRICE

In exchange for the assignment and transfer of the above described notes to PURCHASER, PURCHASER shall pay to LENDER the sum of $1,500,000.00 (ONE MILLION FIVE HUNDRED  THOUSAND DOLLARS) which said purchase price being payable a follows;

(a)
 Upon execution of this agreement, PURCHASER shall deliver to LENDER, to an account of the LENDER’s choice, the sum of $112,500.00 (ONE HUNDRED TWELVE THOUSAND FIVE HUNDRED DOLLARS) as an Option Payment to secure PURCHASER’S right to purchase the Notes described herein.  In the event that this agreement is not consummated, through the fault of LENDER or LENDER’S failure or refusal to perform as provided for in this agreement, said funds shall be returned to PURCHASER. In the event that this transaction is consummated, said funds shall be credited toward the Purchase Price payable by PURCHASER hereunder.

(b)
On or before the “closing date” or such other time which shall be mutually agreed to by the parties.  PURCHASER shall deliver to LENDER the sum of $1,387,500.00 (ONE MILLION THREE HUNDRED AND EIGHTY SEVEN THOUSAND FIVE HUNDRED DOLLARS) in the form of cash, cashier’s check or wire transfer in the total amount or, alternatively, $1,000,000 in the form of cash, cashier’s check or wire transfer and, $387,500.00 (THREE HUNDRED AND EIGHTY SEVEN THOUSAND FIVE HUNDRED DOLLARS) in the form of 968,750 (NINE HUNDRED AND SIXTY-EIGHT THOUSAND SEVEN HUNDRED FIFTY) shares of restricted common stock in PURCHASER, AudioEye Acquisition Corp. (“AEAC”) Said shares shall be exchanged, on a one for one basis, for shares in AUDIOEYE, INC, subsequent to the successful completion of the Spin-Out and share exchange contemplated by the “Master Agreement” attached hereto as Exhibit A.  If shares are issued, said shares shall be restricted only by standard 144 rules and there shall be no other restictions placed on said shares.

(c)
 No-Shop.  The LENDER, BORROWER and PURCHASER acknowledge that all PARTIES hereto have invested substantial time and resources and incurred substantial expenses to date in negotiating and drafting this agreement, the Master Agreement, and other underlying documents and agreements. Accordingly, for a period from the date hereof until the expiration of the Option Term (s) or extensions thereof, which shall be May 31, 2012 (or July 31, 2012 if extended pursuant to paragraph 4 (b) hereof), LENDER and BORROWER directly or indirectly, through any officer, director, employee, agent or representative, will not (a) solicit, initiate, encourage or accept offers or proposals from, or negotiate with any person other than the PURCHASER for (i) the sale of all or any assets of BORROWER as they pertain to Audio Eye, Inc or (ii) the sale, trarnsfer, hypothication or encumberamce of the Notes held by LENDER as described herein; or (b) furnish to any person any information with respect thereto.

(d)
 Alternate Funding.  In lieu of PURCHASER purchasing the notes dierectly from LENDER, PURCHASER may cause third parties to purchase or satisfy the Notes, on the terms set forth herein, in exchange for securities issued by Audioeye, Inc.

3)	CLOSING DATE

The closing of this transaction shall take place, at the offices of the LENDER OR LENDER’S Counsel, on or before May,31, 2012 (or July 31, 2012 if extended pursuant ot paragraph 4 (b) hereof), time being of the essence. At the closing, PURCHASER shall deliver the balance of the purchase price to LENDER, and LENDER shall deliver the original Notes and all other necessary Uniform Commercial Code Forms 3 and other releases to BORROWER such that, subsequent to the closing, BORROWER and its assets shall be released from any and all obligations due pursuant to the notes or any other instrument executed by BORROWER in favor of LENDER.

4)	NOTE MODIFICATION

Upon execution hereof and delivery of the the Option Payment as described in paragraph 2 (a) hereof, the notes described in recitals A through G hereof shall be modified as follows:

(a) The Term and maturity dates of each of the Notes, along with any interest payments or penalties due thereon, shall individually be extended, without penalty, until May 31, 2012. Upon the execution hereof by all Parties, BORROWER shall deliver to LENDER one million one hundred thousand (1,100,000) shares of restricted common stock in CMG Holdings Group, Inc.  In the event that this transaction does not close on or before May 31, 2012, and the terms hereof are extended to July 31, 2012 as provided for in paragrapg 4 (b) herof, BORROWER shall deliver to LENDER an additional one million (1,000,000) shares of restricted common stock in CMG Holdings Group, Inc. Notwithstanding any other provisions of this agreement, said stock shall be the property of LENDER hereunder and shall not be refundable to BORROWER under any circumstances.

(b) Provided that PURCHASER has complied with all terms and provisions of this agreement, the parties agree that the terms and provisions of this agreement, the closing date hereof and the maturity dates of the above referenced notes shall be extended for an additional sixty (60) day period, at the request of PURCHASER, provided that PURCHASER shall deliver to LENDER, to an account of the LENDER’s choice, the sum of $56,250.00 (FIFTY SIX THOUSAND TWO HUNDRED AND FIFTY DOLLARS).  In the event that this agreement is not consummated, through the fault of LENDER or LENDER’S failure or refusal to perform as provided for in this agreement, said funds shall be returned to PURCHASER.  In the event that this transaction is consummated, said funds shall be credited toward the cash Purchase Price payable by PURCHASER hereunder.

(c)  During the pendency of this transaction, and until such time as this agreement is either consumated or terminated due to non-performance, default or mutual agreement by or between the parties hereto, the notes described in recitals A – G above shall not be transferrable, assignable or hypothecated by LENDER and LENDER shall not otherwise encumber, pledge or sell said notes or attempt to collect on or enforce the notes.

5)	The term “the Notes’ shall mean collectively and the Notes 1 through 5 referenced in Paragraphs A through E hereof.

6)	The term “the Note” shall mean the Convertible Note and Note Purchase Agreement as modified herein unless the context clearly indicates or dictates a contrary meaning.

7)
Both BORROWER and LENDER ratify and confirm all of the liabilities, rights and obligations under the original Note Purchase Agreements and Convertible Notes and agree that, except as expressly modified in this Agreement, the Note Purchase Agreements and Convertible Notes shall continue in full force and effect as set forth therein or provided for by governing law.  The Parties agree that this Agreement shall not be construed as an agreement to extinguish the original obligations or rights under the Notes and shall not constitute a negation or novation as to the rights or obligations of the Parties pursuant to the Notes other than as modified herein.

8)	Organization and Qualification; Representations and Warranties

Each Party to this Agreement hereby represents and warrants as follows:

(a) Each is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted.

(b) Each is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) has not had and would not reasonably be expected to have a Material Adverse Effect.

(c) Each has delivered to the others complete and correct copies of their Organizational Documents as amended to the date hereof.  All of the outstanding shares of capital stock or other ownership interests have been validly issued and are fully paid and nonassessable in each case free and clear of all Liens, and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities Laws.

(d) Each has the requisite power and authority, and has taken all action necessary, to execute, deliver and perform its or his obligations under this Agreement and any Collateral Documents to which it is or will be a party and each other agreement, document, instrument or certificate contemplated by this Agreement and/or any Collateral Documents or to be executed by said Party in connection with the consummation of the Transactions andto consummate the Transactions.  The execution and delivery by any Party of this Agreement and any applicable Collateral Documents to which it is a party, and the consummation of the Transactions contemplated hereby and thereby, and the performance by each Party of its respective obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate or other action on the part of Party, and no other action is required to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions. This Agreement has been duly and validly executed and delivered by each Party and constitutes a legal, valid and binding obligation of each Party enforceable against said Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(e) The execution, delivery and performance by each Party of this Agreement or any applicable Collateral Document or the consummation by each Party of the Transactions does not, and the consummation of the Transactions will not, (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of said Party, (b) contravene, conflict with, or result in a violation or breach of any provision of any Law applicable to said Party, (c) require any consent or other action by any Person under, constitute a breach of or default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which said Party is entitled under any provision of any agreement or other instrument binding upon said Party or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of said Party or (d) result in the creation or imposition of any Lien on any asset of said Party, which in the case of clauses (b) or (d) above would have a Material Adverse Effect on Said Party.

(f) No consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any of the Parties in connection with the execution, delivery and performance by said Party of this Agreement or any applicable Collateral Document or for the consummation by said Party  of the Transactions, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect said Party.

(g) Brokers or Finders.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Parties or their Affiliates in connection with the transactions contemplated by this Agreement, and no Party nor any of its Affiliates has incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

(h) No Other Agreements.  Other than this Agreement or any agreement contemplated hereby, LENDER has no legal obligation, absolute or contingent, to any other Person to sell, assign or transfer any interest in the Notes or to enter into any agreement with respect thereto.

(i) Disclosure.  No representation or warranty of any Party in this Agreement or in any Collateral Document and no statement in any certificate furnished or to be furnished by any of the Parties pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

9)	This Agreement may not be amended, changed, modified, altered or terminated without, in each instance, the prior written consent of all Parties hereto.

10)
This Agreement shall be construed in accordance with and governed by the Laws of the State of Delaware. In the event that any action is commenced to enforce or interpret this agreement, the prevailing party in any such action shall be entitled to recover its attorney’s fees and costs incurred, including costs and fees on appeal, whether suit be brought or not. Venue of any proceeding to enforce or interpret this agreement shall be the courts of New Castle  County Delaware.

IN WITNESS WHEREOF, and acknowledging acceptance and agreement of the foregoing, BORROWER, LENDER and PURCHASER, affix their signatures hereto.

CMG HOLDINGS GROUP, INC.

                /s/Jim Ennis
By: Jim Ennis
Director

Dated:    April 13, 2012

CMGO INVESTORS, LLC

/s/ Craig Boden
                By:   Craig Boden
Managing Member

Dated:       April 13, 2012

AUDIOEYE ACQUISITION CORPORATION

               /s/Nathan Bradley
By:      Nathan Bradley
President

Dated:     April 13, 2012